UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
June 17, 2011

BUCKEYE TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

State of Delaware	33-60032	62-1518973
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Tillman Street Memphis, Tennessee	38112
(Address of principal executive offices)	(Zip Code)

(901) 320-8100
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05                      Cost Associated with Exit or Disposal Activities.

Buckeye Technologies Inc. (NYSE:BKI) today announced plans to close its Delta, B.C., Canada airlaid nonwovens facility by the end of calendar 2012. The Company will work closely with its customers to continue to meet their needs by sourcing products currently produced at Delta from its facilities in Gaston County, N.C. and Steinfurt, Germany.

This closure and consolidation of business will improve capacity utilization, profitability and return on invested capital for our Nonwovens business.  We expect to incur a non-cash asset impairment charge of about $15 million and $5 million in restructuring expenses between now and December 31, 2012. The closure is expected to generate about $30 million in cash over the next 18 months, primarily through the sale of land and buildings and a net reduction in working capital.

Item 2.06                      Material Impairments.

The disclosure noted in Item 2.05 above is incorporated here under Item 2.06 by reference.

Item 7.01.                      Regulation FD Disclosure.

The information furnished on exhibit 99.1 is hereby incorporated by reference under this Item 7.01 as if fully set forth herein.  The information presented herein under Item 7.01 shall not be deemed "filed" under the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as may be expressly set forth by specific reference in such a filing.

Item 9.01                      Financial Statements and Exhibits.

 (d) Exhibits.

99.1.	Press release dated June 17, 2011 (furnished)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUCKEYE TECHNOLOGIES INC.

By:	/s/ Steven G. Dean
Steven G. Dean
Senior Vice President and Chief Financial Officer
Date: June 17, 2011